SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 9th day of March, 2007

BETWEEN:

NETFONE, INC., a Nevada corporation, located at 918 – 1030 West Georgia Street, Vancouver, BC V6E 2Y3

(herein called “Vendor”)

OF THE FIRST PART

AND:

PORTAL ONE SYSTEMS, INC., a British Columbia registered company, located at 918 – 1030 West Georgia Street, Vancouver, BC V6E 2Y3

(herein called “Purchaser”)

OF THE SECOND PART

WITNESSES THAT WHEREAS:

A.                         The Vendor is the holder of 100 shares of NetFone Services, Inc. (the “Company”), representing 100% of the issued and outstanding shares of the Company ; and

B.                          The Purchaser wishes to acquire 100% of the shares (the “Shares”) held by the Vendor in the Company and the Vendor agrees to sell the Shares to the Purchaser on the terms and conditions hereinafter set forth.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree each with the others as follows:

1.	WARRANTIES AND REPRESENTATIONS

1.1          The Vendor warrants and represents to the Purchaser with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

(a)	the Vendor is the registered and beneficial owner of the Shares;

CW1098263.2

(b)	the Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Company and are free and clear of all liens, charges and encumbrances; and
(c)

the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser;

1.2          The Purchaser warrants and represents to the Vendor with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale herein, that the Purchaser:

(a)	is a company duly incorporated pursuant to the British Columbia Business Corporations Act and is in good standing; and
(b)	has the corporate capacity to enter into this Agreement and has taken the necessary steps to authorize the execution thereof;
2.	PURCHASE AND SALE

2.1          On the basis of the warranties and representations of the Vendor set forth in clause 1.1 of this Agreement and subject to the terms and conditions of this Agreement, the purchaser agrees to purchase from the Vendor and the Vendor agrees to sell to the Purchaser the Shares on the Closing Date (hereinafter defined).

3.	PURCHASE PRICE AND OTHER TERMS
3.1	The purchase price of the Shares is the sum of $25,000 USD (the “Purchase Price”).

3.2          The Purchaser will pay the Vendor the Purchase Price by delivering the Purchase Price to the Vendor on the Closing Date.

3.3          The Company will retain all of the VoIP customers, assets, agreements and account receivable and payable (other than accounting, legal and the expenses, loans and consulting fee owing to Rafeh Hulays as set forth in Section 3.4).

3.4          The Company agrees to assume liability for CDN$25,662.00 in consulting fees currently due and owing to Rafeh Hulays, while the rest of the debt (in the form of loans, expenses and the remaining consulting fees owed to Rafeh Hulays or other shareholders) remains owed by the Vendor. The payable accounting and legal remains owed by the Vendor.

3.5          The Software assets purchased on January 4, 2007, by the Vendor from Asterisk IT Pty and Arezqui Belaid are excluded from this transaction and will remain the property of the Vendor.

3.6          The Vendor will focus on the deployment of virtual calling card, fax to email and email to fax services.

CW1098263.2

4.	CONDITIONS

4.1          The obligation of the Purchaser to carry out the terms of this Agreement and to complete the purchase referred to in clause 2.1 hereof is subject to the following conditions:

(a)

that on the Closing Date the warranties and representations of the Vendor as set forth in clause 1.1 of this Agreement will be true in every particular as if such warranties and representations had been made by the Vendor on the Closing Date; and

(b)	that on the Closing Date the Vendor will have delivered to the Purchaser, the following documents:
(i)	a Directors Resolution of the Company authorizing the transfer of the Shares to the Purchaser and the issuance of a share certificate representing the Shares;
(ii)	the share certificate representing the Shares, duly endorsed by the Vendor for transfer to the Purchaser;
(iii)	all of the consents and approvals in writing necessary to the transfer contemplated herein; and
(iv)	all other documents and instruments as the Purchaser may reasonably require.

4.2          This is a valid and binding Agreement, whether or not the foregoing conditions are satisfied; however, the obligation of the Purchaser to complete the purchase and sale is subject to waiver or satisfaction of these conditions precedent. The conditions set forth in clause 4.1 of this Agreement are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date, but save as so waived, the completion of the purchase referred to in clause 2.1 hereof by the Purchaser will not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Vendor as set forth in clause 1.1 of this Agreement, and the said warranties and representations will survive the Closing Date and the payment of the Purchase Price.

5.	CLOSING DATE

5.1          The Closing Date is March 15, 2007 or such other date as the parties hereto may agree in writing.

6.	NOTICE

6.1          Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a

CW1098263.2

Business Day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting, but if at the time of posting or between the time of posting and the fifth Business Day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

7.	GENERAL PROVISIONS
7.1	Time is of the essence of this Agreement.

7.2          The parties will execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

7.3          This Agreement is the whole agreement between the parties hereto in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

7.4          This Agreement will enure to the benefit of and be binding upon the parties hereto, and their respective heirs, administrators, executors, successors and assigns.

7.5          This Agreement will be governed by and construed in accordance with the laws of British Columbia, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of British Columbia in any proceeding hereunder.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 9th day of March, 2007.

NETFONE, INC.

Per:	/s/ Rafeh Hulays
Authorized Signatory

PORTAL ONE SYSTEMS, INC.

Per:	/s/ Rafeh Hulays
Authorized Signatory

CW1098263.2